Exhibit 10

Execution Version

AMENDMENT No. 1 TO NOTE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of December 19, 2012, by and among AARON’S, INC., a Georgia corporation (together with its successors and assigns, the “Company”), AARON INVESTMENT COMPANY, a Delaware corporation (together with its successors and assigns, “AIC”), AARON’S PRODUCTION COMPANY, a Georgia corporation (together with its successors and assigns, “APC”) and 99LTO, LLC, a Georgia limited liability company (together with its successors and assigns, “99LTO” and, together with the Company, AIC and APC, collectively, the “Obligors”) and each of the Persons holding one or more Notes (as defined below) on the First Amendment Effective Date (as defined below) (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of July 5, 2011 (as amended from time to time and as in effect immediately prior to giving effect to this Agreement, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, the “Note Purchase Agreement”), by and among the Obligors and each of the Noteholders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Existing Note Purchase Agreement.

RECITALS:

A.           The Obligors and Noteholders are parties to the Existing Note Purchase Agreement, pursuant to which the Obligors issued and sold $125,000,000 in aggregate principal amount of its 3.75% Senior Notes due April 27, 2018 (the “Notes”) to the Noteholders;

B.           The Noteholders are the holders of all outstanding Notes, as of the date hereof, in the aggregate principal amounts indicated on Annex 1 hereto; and

C.           The Obligors have requested, and the Noteholders have agreed to, certain amendments and modifications to the provisions of the Existing Note Purchase Agreement, subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors and the Noteholders agree as follows:

1.           AMENDMENTS.

Subject to the satisfaction of the conditions set forth in Section 3 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A hereto (such amendments herein referred to as the “Amendments”).

2.           WARRANTIES AND REPRESENTATIONS.

To induce the Noteholders to enter into this Agreement, each of the Obligors represents and warrants to each of the Noteholders that as of the First Amendment Effective Date (as hereinafter defined):

2.1.         Corporate and Other Organization and Authority.

(a)          Each Obligor is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(b)          Each of the Obligors has the requisite organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

2.2.         Authorization, etc.

This Agreement has been duly authorized by all necessary corporate or limited liability company action on the part of the Obligors. Each of this Agreement, the Note Purchase Agreement and the Notes constitutes a legal, valid and binding obligation of the Obligors, enforceable, in each case, against such Obligor in accordance with its terms, except as such enforceability may be limited by:

(a)          applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and

(b)          general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.         No Conflicts, etc.

The execution and delivery by each Obligor of this Agreement and the performance by such Obligor of its obligations under each of this Agreement, the Note Purchase Agreement and the Notes do not conflict with, result in any breach in any of the provisions of, constitute a default under, violate or result in the creation of any Lien upon any property of such Obligor under the provisions of:

(a)          any charter document, constitutive document, agreement with shareholders or members, bylaws or any other organizational or governing agreement of such Obligor;

(b)          any agreement, instrument or conveyance by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected; or

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(c)          any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which such Obligor or any of its Subsidiaries or any of their respective properties may be bound or affected.

2.4.         Governmental Consent.

The execution and delivery by the Obligors of this Agreement and the performance by the Obligors of their respective obligations hereunder and under the Note Purchase Agreement and the Notes do not require any consents, approvals or authorizations of, or filings, registrations or qualifications with, any Governmental Authority on the part of any Obligor.

2.5.         No Defaults.

No event has occurred and is continuing and no condition exists which, immediately before or immediately after giving effect to the Amendments provided for in this Agreement, constitutes or would constitute a Default or an Event of Default.

2.6.         Representations in Note Purchase Agreement.

After giving effect to this Agreement, the representations and warranties contained in the Note Purchase Agreement and the Joinder Agreements executed by APC and 99LTO are true and correct in all material respects as of the First Amendment Effective Date.

2.7.         Amendment Fees.

Other than the fees paid in connection with the Revolver Amendment (as defined below) as previously disclosed by the Company to the Noteholders prior to the First Amendment Effective Date, no fee or other consideration was or will be paid to the administrative agent or any of the lenders party to the SunTrust Agreement, the SunTrust Loan Facility Agreement or the RIMCO Agreement in connection with the Bank Amendments (as defined below).

2.8.         Deletion of Total Adjusted Debt to Total Adjusted Capital Ratio in SunTrust Agreements.

No Default or Event of Default (as each such term is defined in the SunTrust Agreement) and no Credit Event or Unmatured Credit Event (as each such term is defined in the SunTrust Loan Facility Agreement) existed on the date on which the Bank Amendments were executed and, as a result of the operation of the last paragraph of Article VI of the SunTrust Agreement (as modified by the Revolver Amendment (as defined below)) and the last paragraph of Article VII of the SunTrust Loan Facility Agreement (as modified by the Loan Facility Amendment (as defined below)), the Total Adjusted Debt to Total Adjusted Capital Ratio set forth in Section 6.2 of the SunTrust Agreement and in Section 7.2 of the SunTrust Loan Facility Agreement has been deleted therefrom effective as of the First Amendment Effective Date.

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3.           CONDITIONS TO EFFECTIVENESS of AMENDMENTS.

The amendments set forth in this Agreement shall become effective as of the date first written above (the “First Amendment Effective Date”), provided that each Noteholder shall have received the following:

(a)          a copy of this Agreement executed by the Obligors and the Noteholders;

(b)          the representations and warranties set forth in Section 2 of this Agreement shall be true and correct on such date;

(c)          the Noteholders shall have received fully executed copies of (i) the Fourth Amendment to the SunTrust Agreement dated as of December 13, 2012 (the “Revolver Amendment”), (ii) the Fifth Amendment to the SunTrust Loan Facility Agreement dated as of December 13, 2012 (the “Loan Facility Amendment”), and (iii) the Sixth Amendment to the RIMCO Agreement dated as of December 13, 2012 (the “RIMCO Amendment” and together with the Revolver Amendment and the Loan Facility Amendment, collectively, the “Bank Amendments”), and each such Bank Amendment shall be in full force and effect;

(d)          the Noteholders shall have received a favorable opinion of Kilpatrick Townsend & Stockton LLP, as special counsel for the Obligors, addressed to the Noteholder and covering such matters relating to the Obligor, the Amendment, the Note Purchase Agreement, the Notes and the transactions contemplated thereby as the Noteholders may reasonably request;

(e)          with respect to each Obligor, copies of (i) the certificate of incorporation, certificate of formation, by-laws, limited liability company agreement or other similar organizational documents, as the case may be, of such Obligor; (ii) resolutions of the board of directors, board of managers or other appropriate governing body, as the case may be, of such Obligor approving and authorizing such Obligor’s execution, delivery and performance of the Amendment and the transactions contemplated thereby; (iii) signature and incumbency certificates of the officers, directors, and managers, as the case may be, of such Obligor, executing the Amendment, and (iv) good standing certificates in the state of formation of each such Obligor and with respect to the Company, the States of Texas, Ohio, North Carolina and Virginia; and

(f)          payment of the reasonable fees, charges and disbursements of counsel to the Noteholders incurred in connection with this Agreement.

4.           MISCELLANEOUS.

4.1.          Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

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 4.2.          Duplicate Originals; Electronic Signature.

Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

4.3.          Waiver and Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

4.4.          Costs and Expenses.

Whether or not the Amendments become effective, each of the Obligors confirms its obligation under paragraph 11B of the Note Purchase Agreement and agrees that, on the First Amendment Effective Date (or if an invoice is delivered subsequent to the First Amendment Effective Date or if the Amendments do not become effective, promptly after receiving any statement or invoice therefor), it will pay all costs and expenses of the Noteholders relating to this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Noteholders’ special counsel presented to the Company on the First Amendment Effective Date. The Obligors will also promptly pay, upon receipt thereof, each additional statement for reasonable fees and disbursements of the Noteholders’ special counsel rendered after the First Amendment Effective Date in connection with this Agreement.

4.5.          Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Noteholders and shall be enforceable by any successor or assign of any such Noteholder, whether or not an express assignment of rights hereunder shall have been made by such Noteholder or its successors and assigns.

4.6.          Survival.

All warranties, representations, certifications and covenants made by the Obligors in this Agreement shall be considered to have been relied upon by the Noteholders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by or on behalf of the Noteholders.

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4.7.          Part of Existing Note Purchase Agreement; Future References, etc.

This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and the Notes and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Existing Note Purchase Agreement and the Notes without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

4.8.          Affirmation of Obligations under Existing Note Purchase Agreement and Notes.

The Obligors hereby acknowledge and affirm all of their respective obligations under the terms of the Existing Note Purchase Agreement and the Notes. The execution, delivery and effectiveness of this Agreement shall not be deemed, except as expressly provided herein, (a) to operate as a waiver of any right, power or remedy of any of the Noteholders under the Existing Note Purchase Agreement or the Notes, nor constitute a waiver or amendment of any provision thereunder, or (b) to prejudice any rights which any Noteholder now has or may have in the future under or in connection with the Note Purchase Agreement or the Notes or under applicable law.

[Remainder of page intentionally left blank. Next page is signature page.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof.

Very truly yours,

AARON’S, INC.

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President, Chief Financial Officer

AARON INVESTMENT COMPANY

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Vice President and Treasurer

AARON’S PRODUCTION COMPANY

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	President and CEO

99LTO, LLC
By: Aaron’s, Inc., its Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Amendment No. 1 to Aaron’s, Inc. 2011 Note Purchase Agreement]

Accepted and Agreed:

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Jay White
Name:	Jay White
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ Jay White
	Name:	Jay White
	Title:	Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:	Prudential Investment Management (Japan),
Inc., as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

	By:	/s/ Jay White
	Name:	Jay White
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Jay White
	Name:	Jay White
	Title:	Vice President

[Signature Page to Amendment No. 1 to Aaron’s, Inc. 2011 Note Purchase Agreement]

forethought life insurance company
By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Jay White
	Name:	Jay White
	Title:	Vice President

[Signature Page to Amendment No. 1 to Aaron’s, Inc. 2011 Note Purchase Agreement]

ANNEX 1

INFORMATION AS TO NOTEHOLDERS

Name Held	Principal Amount of Notes
The Prudential Insurance Company of America	$52,530,000
Prudential Retirement Insurance and Annuity Company	$46,400,000
$3,600,000
The Prudential Insurance Company of America, Ltd.	$10,000,000
Zurich American Insurance Company	$9,000,000
Forethought Life Insurance Company	$3,470,000
Total:	$125,000,000

Annex 1-1

EXHIBIT A

AMENDMENTS

1. Amendment of Paragraph 5A (Financial Statements). Clause (v) of Paragraph 5A of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “30 days” and inserting “60 days” in lieu thereof.

2.          Amendment of Paragraph 5J (Notice of Material Events). Paragraph 5J of the Existing Note Purchase Agreement is hereby amended by deleting each reference to “$2,500,000” appearing therein and inserting “$5,000,000” in lieu thereof.

3.          Amendment of Paragraph 5N (Covenant Relating to Foreign Subsidiaries). Paragraph 5N of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“5N.           Covenant Relating to Foreign Subsidiaries. The Company may, after the First Amendment Effective Date, acquire or form additional Foreign Subsidiaries; provided that, if the aggregate EBITDA attributable to all Foreign Subsidiaries whose stock has not been pledged to secure the Notes pursuant to this paragraph 5N for the most recently ended twelve month period exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period (the “Foreign Pledge Date”), the Company (i) shall notify the holders of the Notes thereof, (ii) subject to any required intercreditor arrangements entered into between the holders of the Notes and all other creditors of the Company having a similar covenant with the Company in order to accomplish any required equal sharing of such pledged collateral (as provided in the penultimate sentence hereof), deliver stock certificates and related pledge agreements, in form satisfactory to a collateral agent acceptable to the Required Holders, evidencing the pledge of 66% (or such greater percentage which would not result in material adverse tax consequences) of the issued and outstanding capital stock (or other similar equity interests) entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding capital stock (or other similar equity interests) not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of one or more Foreign Subsidiaries directly owned by the Company or any Domestic Subsidiary to secure the obligations under and in respect of the Notes to the extent necessary such that, after giving effect to such pledge, the EBITDA attributable to all Foreign Subsidiaries whose capital stock (or other similar equity interests) has not been pledged to secure such obligations pursuant to this paragraph 5N for the most recently ended twelve month period does not exceed twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, and (iii) cause such Foreign Subsidiary whose stock is pledged pursuant to the immediately preceding clause (ii) to deliver simultaneously therewith similar documents applicable to such Foreign Subsidiary of the type described in paragraphs 3A(iii) to 3A(vi), inclusive, and such other documents as may be reasonably requested by the Required Holders; and provided, further, that in no event shall any such Foreign Subsidiary be required to enter into a Guarantee or a Joinder Agreement or otherwise guarantee any of the obligations under or in respect of the Notes, except to the extent that any such Foreign Subsidiary enters into any Guarantee of the obligations under the SunTrust Agreement or the SunTrust Loan Facility Agreement. Upon the occurrence of the Foreign Pledge Date, the Company will be required to comply with the terms of this paragraph 5N within thirty (30) days after any new Foreign Subsidiary is acquired or formed. Upon the occurrence of the Foreign Pledge Date and within a reasonable time thereafter, the holders of the Notes shall enter into an intercreditor agreement, in form and substance satisfactory to the Required Holders, with all other creditors of the Company having a similar covenant with the Company. For purposes hereof, the “EBITDA” attributable to any such Foreign Subsidiary shall be determined in a manner consistent with the method for determining Consolidated EBITDA, but on a non-consolidated basis.”

Exhibit A-1

4.          Amendment of Paragraph 6C (Total Adjusted Debt to Total Adjusted Capitalization Ratio). Paragraph 6C of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6C.           Intentionally Omitted.”

5.          Amendment of Paragraph 6E (Indebtedness). Clauses (c), (e), (h) and (m) of paragraph 6E are hereby amended and restated in their entirety to read, respectively, as follows:

“(c)          Indebtedness of the Company or any Subsidiary incurred after the Date of Closing to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, further, that the aggregate principal amount of such Indebtedness does not exceed $60,000,000 at any time outstanding and that the aggregate principal amount of such Indebtedness incurred by Foreign Subsidiaries, together with the principal amount of Indebtedness permitted to be incurred under clauses (e) and (h) below (without duplication in any case where the Company has guaranteed any such Indebtedness of a Foreign Subsidiary owing to a Person other than the Company), does not at any time exceed 20% of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving pro forma effect to such acquisition);”

Exhibit A-2

“(e)          unsecured Indebtedness of Foreign Subsidiaries (whether such Indebtedness represents loans made by the Company or any of its Subsidiaries or by a third party) so long as after giving pro forma effect to the incurrence of such Indebtedness, (i) the Total Debt to EBITDA Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered does not exceed the maximum threshold then permitted under paragraph 6B, (ii) no Default or Event of Default has occurred and is continuing, or would result therefrom and (iii) the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of Indebtedness permitted to be incurred under clause (c) above and clause (h) below (without duplication in any case where the Company has guaranteed any such Indebtedness of a Foreign Subsidiary owing to a Person other than the Company), does not exceed 20% of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving pro forma effect to any Acquisition financed with such Indebtedness);”

“(h)          Guarantees by the Company of permitted Indebtedness of Foreign Subsidiaries; provided that the sum of the aggregate principal amount of such Guarantees, together with the principal amount of Indebtedness permitted to be incurred pursuant to clauses (c) and (e) above (without duplication in any case where the Company has guaranteed any such Indebtedness of a Foreign Subsidiary owing to a Person other than the Company) does not exceed 20% of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving pro forma effect to any Acquisition financed with such Indebtedness);”

“(m)          any other unsecured Indebtedness of the Company or any Domestic Subsidiary, so long as after giving pro forma effect to the incurrence of such Indebtedness, (i) the Total Debt to EBITDA Ratio measured as of the last day of the most recently ended fiscal quarter for which financial statements have been delivered does not exceed the maximum threshold then permitted under paragraph 6B, and (y) no Default or Event of Default has occurred and is continuing, or would result therefrom.”

6.          Amendment of Paragraph 6G (Sale of Assets). Paragraph 6G of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$30,000,000” appearing therein and inserting “$100,000,000” in lieu thereof.

7.          Amendment of Paragraph 6I (Restricted Investments). Clauses (d), (f) and (h) of paragraph 6I are hereby amended and restated in their entirety to read, respectively, as follows:

“(d)          loans in the ordinary course of business to officers, stockholders and directors provided that the aggregate amount of all such loans does not exceed $2,000,000 at any time;”

Exhibit A-3

“(f)          loans to, and other investments in, Foreign Subsidiaries; provided that the aggregate amount of such outstanding loans to and investments in such Foreign Subsidiaries, together with the aggregate principal amount of Indebtedness permitted to be incurred under clauses (c), (e) and (h) of paragraph 6E (without duplication in any case where the Company has guaranteed any such Indebtedness of a Foreign Subsidiary owing to a Person other than the Company), does not exceed 20% of the total assets of the Company and its Subsidiaries measured on a consolidated basis in accordance with GAAP as of the end of the immediately preceding fiscal quarter for which financial statements have been delivered (giving pro forma effect to any Acquisition financed with such Indebtedness);”

“(h)          Other Investments not to exceed $50,000,000 in the aggregate at any time; and”

8.          Amendment of Paragraph 6O (Sale and Leaseback Transactions). Paragraph 6O of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“6O.           Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided, however, the Company may engage in such sale and leaseback transactions so long as the aggregate fair market value of all assets sold and leased back does not exceed $300,000,000 from and after the First Amendment Effective Date.”

9.          Amendment of Paragraph 7A(iii). Paragraph 7A(iii) of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$5,000,000” appearing therein and inserting “$10,000,000” in lieu thereof.

10.         Amendment of Paragraph 7A (Events of Default). Clauses (viii), (ix), (x) and (xiii) of paragraph 7A are hereby amended and restated in their entirety to read, respectively, as follows:

“(viii)      any decree or order for relief in respect of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the “Bankruptcy Law”), of any jurisdiction; or”

Exhibit A-4

“(ix)         the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary, or of any substantial part of the assets of the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary under the Bankruptcy Law of any other jurisdiction; or”

“(x)          any such petition or application is filed, or any such proceedings are commenced, against the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary and the Company, such Material Subsidiary or such Subsidiary (as applicable) by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or”

“(xiii)       any one or more judgments or orders in an aggregate amount in excess of $20,000,000, to the extent such judgments or orders are not covered by insurance for which coverage has been acknowledged by the insurance carrier, are rendered against the Company, any Material Subsidiary or, to the extent such action could reasonably be expected to have a Material Adverse Effect, any other Subsidiary and either (a) enforcement proceedings have been commenced by any creditor upon any such judgments or orders or (b) within 30 days after entry thereof, any such judgments or orders are not discharged or execution thereof stayed pending appeal, or within 30 days after the expiration of any such stay, any such judgments or orders are not discharged; or”

11.         Amendment of Paragraph 7A(xiv). Paragraph 7A(xiv) of the Existing Note Purchase Agreement is hereby amended by deleting the reference to “$1,000,000” appearing therein and inserting “$2,500,000” in lieu thereof.

12.         Amendment of Paragraph 10B (Other Terms). Paragraph 10B to the Existing Note Purchase Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

Exhibit A-5

“Change in Control” shall mean the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 33 1/3% or more of the total voting power of shares of stock entitled to vote in the election of directors of the Company; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the current board of directors or (ii) appointed by directors so nominated.

“Permitted Acquisitions” shall mean any Acquisition (whether foreign or domestic) so long as (a) immediately before and after giving effect to such Acquisition, no Default or Event of Default is in existence, (b) such Acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) to the extent such Acquisition is of a Person or Persons that are not organized in the United States and/or of all or substantially all of the assets of a Person located outside the United States and the aggregate EBITDA attributable to all Foreign Subsidiaries for the most recently ended twelve month period (after giving pro forma effect to such Acquisition) exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period, the Company complies with paragraph 5N hereof, and (d) immediately after giving effect to such Acquisition, the Company and its Subsidiaries will not be engaged in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Date of Closing and businesses reasonably related thereto. As used herein, Acquisitions will be considered related Acquisitions if the sellers under such Acquisitions are the same Person or any Affiliate thereof.

13.         Amendment of Paragraph 10B (Other Terms). Paragraph 10B to the Existing Note Purchase Agreement is hereby amended by inserting the following new defined terms in their appropriate alphabetical order:

“EBITDA” shall have the meaning specified in paragraph 5N.

“First Amendment Effective Date” shall have the meaning specified in that certain Amendment No. 1 to Note Purchase Agreement, dated as of December 19, 2012, by and among the Obligors and each of the holders of the Notes.

“Material Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of the Company having: (a) assets in an amount equal to at least 5% of the total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of the last day of the most recent fiscal quarter of the Company at such time; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for the 12-month period ending on the last day of the most recent fiscal quarter of the Company at such time.

Exhibit A-6

14.         Amendment of Paragraph 10B (Other Terms). Paragraph 10B to the Existing Note Purchase Agreement is hereby amended by deleting the following defined terms in their entirety: “Loudermilk Family” and “Total Adjusted Debt to Total Adjusted Capital Ratio”.

Exhibit A-7